Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form F-1 of our report dated May 9, 2022 (except for the effects of the restatement disclosed in Note 2, as to which the date is November 30, 2022) relating to the financial statements of T20 Holdings Ltd. as of December 31, 2021 and 2020 and to all references to our firm included in such Registration Statement, including under “Experts”.

/S BF Borgers CPA PC

Certified Public Accountants
Lakewood, CO
December 6, 2022